EXHIBIT 23
                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (No. 33-32264 and No. 33-23882) and the Registration Statement on Form S-8 (No. 33-62148) of Morgan Products Ltd. of our report dated January 25, 1996 appearing on page 19 of the Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule which appears on page 19 of this Form 10-K.







PRICE WATERHOUSE LLP
Milwaukee, Wisconsin
March 27, 1996